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                                  EXHIBIT 99.1
                             BLUE WAVE SYSTEMS INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JULY 2, 2001


        The undersigned revokes all previous proxies and hereby appoints Rob
N. Shaddock and Donald B. Crosbie and each or either of them his attorneys and agents with full power of substitution to vote as Proxy for the undersigned as herein stated at the Special Meeting of the Stockholders of Blue Wave Systems Inc. (the "Company") to be held at the offices of Blue Wave Systems, 2410 Luna Road, Suite 132, Carrollton, Texas 75006 on July 2, 2001 at 10:00 a.m., local time, and at any adjournment thereof, according to the number of votes the undersigned would be entitled to vote if personally present, on the proposal set forth below and in accordance with their discretion on any other matters that may properly come before the meeting or any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice and Proxy Statement, dated June 1, 2001. IF THIS PROXY IS RETURNED WITHOUT DIRECTION BEING GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

       ----- (IMPORTANT--TO BE SIGNED AND DATED ON REVERSE SIDE) ------
                                See Reverse Side


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     The Board of Directors recommends that stockholders vote for the Proposal.

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                                                                                   FOR             AGAINST        ABSTAIN

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1.  Proposal:  to approve and adopt the merger and merger agreement, as amended, and to amend the Blue Wave Systems stock option plan to provide for the conversion of each option that is outstanding under the plan into an option
    to purchase Motorola stock.                                                    [__]             [__]            [__]

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2.  In accordance with their discretion the Proxies are authorized to vote on any matters that may properly come before the Special Meeting or any
    adjournment or postponement thereof.                                           [__]             [__]            [__]
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PLEASE MARK, SIGN, DATE
AND RETURN THIS
PROXY CARD PROMPTLY
USING THE ENCLOSED
ENVELOPE.

Please sign as your name appears.
If acting as attorney, executor,
administrator, trustee guardian,
etc., you should so indicate when
signing. If a corporation,
please sign the full corporation
name by President or other duly
authorized officer. If a
partnership, please sign in full
partnership name by authorized
person. If shares are held
jointly, both parties must sign
and date.

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Signature(s): ___________________________________ Dated: _______________________

              ___________________________________        _______________________


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